Exhibit 99.1

U.S. SILICA PROVIDES UPDATE ON CAPITAL ALLOCATION PLAN

Board of Directors Authorizes New $200 Million Share Repurchase Program

Declares 21st Consecutive Quarterly Cash Dividend

FREDERICK, Md., May 14, 2018 – U.S. Silica Holdings, Inc. (NYSE: SLCA) announced today that its Board of Directors has authorized a new $200 million share repurchase program and declared the Company’s twenty-first consecutive quarterly cash dividend.

“The new $200 million repurchase authorization and dividend declaration reflect our commitment to returning capital to our shareholders as part of a balanced capital allocation strategy,” said Bryan Shinn, president and chief executive officer. “As a result of our capacity expansion efforts and the continued strength of our operating performance, we are confident in our ability to deliver strong free cash flow going forward. U.S. Silica is uniquely positioned to redeploy our free cash flow to invest in our growth, manage our leverage and return significant capital to shareholders as we work to deliver long-term value.”

The timing and amount of any repurchases under the new authorization will be determined by management based on market conditions and other considerations.

The quarterly cash dividend of $0.0625 per common share will be payable on July 6, 2018 to shareholders of record as of the close of business on June 15, 2018.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers or failure of our customers to pay amounts due to us; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel and truckload drivers; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and

(12) extensive and evolving environmental, mining, health and safety, licensing, reclamation, trucking and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000, is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 118-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 260 products to customers across our end markets. The Company currently operates nine industrial sand production plants and eight oil and gas sand production plants. The Company is headquartered in Frederick, Maryland and also has offices located in Chicago, Illinois and Houston, Texas.

Contacts

Michael Lawson

Vice President of Investor Relations and Corporate Communications

301-682-0304

lawsonm@ussilica.com

Nick Shaver

Investor Relations Manager

281-394-9630

shavern@ussilica.com